Exhibit 99.1

TERMINATION AGREEMENT

August 15, 2022

Each of the undersigned is a party to that certain Amended and Restated Joint Filing and Solicitation Agreement, dated as of July 11, 2022 (the “Joint Filing and Solicitation Agreement”). In accordance with Section 10 of the Joint Filing and Solicitation Agreement, each of the undersigned hereby agrees that the Joint Filing and Solicitation Agreement is terminated effective immediately.

IROQUOIS MASTER FUND LTD.

By:	Iroquois Capital Management, LLC,
its investment manager

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	President

IROQUOIS CAPITAL MANAGEMENT, LLC

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	President

IROQUOIS CAPITAL INVESTMENT GROUP LLC

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	Managing Member

JNS HOLDINGS GROUP LLC

By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Managing Member

/s/ Richard Abbe
RICHARD ABBE Individually and as attorney-in-fact for Leo Abbe, Stephen Friscia, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne

/s/ Kimberly Page
KIMBERLY PAGE